UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2009

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 11, 2009, the Board of Directors of Vision-Sciences, Inc. (the “Company”) received notice from Mr. Anstey, a member of the Board, that Mr. Anstey was resigning from the Board, the Audit Committee, the Compensation Committee and the Nominating Committee effective July 7, 2009, due to personal reasons.  Mr. Anstey’s resignation was not caused by any disagreement with the Company or the management or the Board of the Company.

(d)  On July 14, 2009, the Board elected Mr. Lothar Koob to fill the vacancy on the Board caused by Mr. Anstey’s resignation and to serve on its Board as a Class III director until the annual Shareholders’ Meeting scheduled on September 3, 2009.  Mr. Koob has been nominated to be elected by the Shareholders at the annual Shareholders’ Meeting to continue to serve as a director of the Company following the annual Shareholders Meeting.   Mr. Koob is an independent director within the meaning of the NASDAQ and Securities and Exchange Commission rules.  Mr. Koob has also been appointed to serve on the Audit Committee and Compensation Committee of the Board.  There is no arrangement or understanding between Mr. Koob and any other person pursuant to which he was appointed as a director.

In accordance with the Company’s existing compensation arrangements for outside directors, Mr. John Rydzewski, who was appointed to the Board on June 26, 2009, and Mr. Koob, will each be entitled to receive $2,000 for attendance at each in-person meeting of the Board, $1,000 for attendance at telephonic meetings of the Board, and $750 for each Audit Committee and Compensation Committee meeting attended.  Mr. Koob and Mr. Rydzewski were each granted an option to purchase 10,000 shares of the Company’s Common Stock effective and fully vested as of July 14, 2009. Together with the Company’s other outside directors , each of Mr. Koob and Mr. Rydzewski will be granted an additional 10,000 shares at the date of the Company’s annual Shareholders’ Meeting.

On July 15, 2009, the Company issued a press release announcing Mr. Anstey’s resignation and Mr. Koob’ appointment, a copy of which is attached as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  On July 14, 2009, the Company’s Board adopted an amendment to the Company’s bylaws (the “Bylaws”), modifying Section 1.8 of the Bylaws to expressly permit the delivery of proxies by shareholders in any form permitted by law.  The amendment to the Bylaws was effective immediately.  A copy of the restated and amended Bylaws, as amended, is attached as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1    Copy of the Company’s press release dated July 15, 2009 publicly announcing the resignation of Kenneth Anstey and the appointment of Lothar Koob.

99.2    Restated and Amended Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/Ron Hadani
	Name:	Ron Hadani
	Title:	President and Chief Executive Officer

Date:  July 15, 2009